KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
EXHIBIT 21.1 – LIST OF SUBSIDIARIES

Kinder Morgan Texas Gas Services LLC
Plantation Pipe Line Company (51%)
Kinder Morgan Transmix Company, LLC
Kinder Morgan Interstate Gas Transmission LLC
Sonoran Pipeline LLC (50%)
Kinder Morgan Operating L.P. “A”
Kinder Morgan Canada Company
KMEP Canada ULC
KM Express LLC
1108437 Alberta Ltd.
3071978 Nova Scotia Company
6043445 Canada Inc.
6048935 Canada Inc.
Kinder Morgan Pipelines (USA) Inc.
ExPlatte Holdings Inc.
Express GP Holdings Ltd.
Express Holdings (Canada) Limited Partnership
Express Holdings (USA) Inc.
Express Pipeline Limited Partnership
Express Pipeline Ltd.
Express US Holdings LP
Express Pipeline LLC
NS 307 Holdings Inc.
Platte Pipe Line Company
Kinder Morgan Edmonton Terminals ULC
Kinder Morgan Bison ULC
Kinder Morgan Heartland ULC
Kinder Morgan Canada CO2 ULC
Kinder Morgan Canada Inc.
Kinder Morgan Canada Terminals Limited Liability Partnership
Trans Mountain (Jet Fuel) Inc.
Trans Mountain Pipeline (Puget Sound) LLC
Trans Mountain Pipeline L.P.
Trans Mountain Pipeline ULC
Kinder Morgan Operating L.P. “B”
Kinder Morgan CO2 Company, L.P.
Kinder Morgan Bulk Terminals, Inc.
Western Plant Services, Inc.
Dakota Bulk Terminal, Inc.
Delta Terminal Services LLC
RCI Holdings, Inc.
HBM Environmental, Inc.
Milwaukee Bulk Terminals LLC
Queen City Terminals, Inc.
Kinder Morgan Port Terminals USA LLC
Elizabeth River Terminals LLC
Nassau Terminals LLC
Fernandina Marine Construction Management LLC
Kinder Morgan Port Manatee Terminal LLC
Kinder Morgan Port Sutton Terminal LLC
Pinney Dock & Transport LLC
Kinder Morgan Operating L.P. “C”
Kinder Morgan Operating L.P. “D”
SFPP, L.P. (99.5%)
Kinder Morgan Liquids Terminals LLC
Kinder Morgan Pipeline LLC
Kinder Morgan Tank Storage Terminals LLC
Kinder Morgan 2-Mile LLC
Rahway River Land LLC
Central Florida Pipeline LLC
Southwest Florida Pipeline LLC
Calnev Pipe Line LLC
Kinder Morgan Las Vegas LLC
Coyote Gas Treating Limited Liability Company
Plantation Services, LLC (51%)
Red Cedar Gathering Company (49%)
Globalplex Partners, Joint Venture (50%)
Colton Processing Facility
Cortez Pipeline Company (50%)
Cortez Capital Corporation
Kinder Morgan Materials Services, LLC
CIG Trailblazer Gas Company, L.L.C.
Tejas Gas, LLC
Gulf Energy Gas, LLC
Gulf Energy Gathering & Processing, LLC
Gulf Energy Marketing, LLC
Hydrocarbon Development, LLC
Stellman Transportation, LLC
Tejas Gas Systems, LLC
Tejas-Gulf, LLC
Tejas Natural Gas, LLC
Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V.
Valley Gas Transmission, LLC
Silver Canyon Pipeline LLC
Kinder Morgan Liquids Terminals St. Gabriel LLC
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V.
Emory B Crane, LLC
Frank L. Crane, LLC
Paddy Ryan Crane, LLC
Agnes B Crane, LLC
KMBT LLC
KM Crane LLC
MJR Operating LLC
Kinder Morgan Southeast Terminals LLC
International Marine Terminals (66.66%)
ICPT, L.L.C.
I.M.T. Land Corp.
Kinder Morgan Carbon Dioxide Transportation Company
Pecos Carbon Dioxide Transportation Company (69.27%)
River Consulting, LLC
Kinder Morgan River Terminals LLC
Arrow Terminals B.V.
Arrow Terminals Canada B. V.
Arrow Terminals Canada Company
Kinder Morgan Arrow Terminals, L.P.
Global American Terminals LLC
Kinder Morgan Amory LLC
Kinder Morgan Arrow Terminals Holdings, Inc.
KM Decatur, Inc.
River Terminals Properties, LP
Tajon Holdings, Inc.
River Terminals Properties GP LLC
Guilford County Terminal Company, LLC (65%)
Johnston County Terminal, LLC (50%)
KM Upstream LLC
Kinder Morgan Petcoke LP LLC
Kinder Morgan Petcoke GP LLC
Kinder Morgan Petcoke, L.P.
Stevedore Holdings, L.P.
Kinder Morgan NatGas Operator LLC
General Stevedores Holdings LLC
General Stevedores GP, LLC
SRT Vessels LLC
Carbon Exchange LLC
Kinder Morgan Louisiana Pipeline Holding LLC
Kinder Morgan Louisiana Pipeline LLC
Kinder Morgan Pecos LLC
Kinder Morgan W2E Pipeline LLC
Rockies Express Pipeline LLC (50%)
Kinder Morgan Texas Terminals, L.P.
Kinder Morgan Cameron Prairie Pipeline LLC
Midcontinent Express Pipeline LLC (50%)
Lomita Rail Terminal LLC
Transload Services, LLC
Devco USA, L.L.C.
Kinder Morgan Cochin ULC
Kinder Morgan Cochin LLC
Kinder Morgan Seven Oaks LLC
Mid-Ship Group LLC (25%)
Kinder Morgan Columbus LLC
KM Liquids Terminals LLC
Kinder Morgan Production Company LLC
Kinder Morgan Crude Oil Pipelines LLC
Kinder Morgan Wink Pipeline LLC
Kinder Morgan Tejas Pipeline LLC
Kinder Morgan Texas Pipeline LLC
Kinder Morgan North Texas Pipeline LLC
Kinder Morgan Border Pipeline LLC
Kinder Morgan Marine Services LLC
Kinder Morgan Mid Atlantic Marine Services LLC
TransColorado Gas Transmission Company LLC
Trailblazer Pipeline Company LLC
Northeast Express Pipeline LLC (66.66%)
Kinder Morgan Terminals, Inc.
Fayetteville Express Pipeline LLC (50%)
Betty Lou LLC
KM Ship Channel Services LLC
Javelina Tug LLC
J.R. Nicholls LLC
Razorback Tug LLC
Texan Tug LLC
Mr. Bennett LLC
Hampshire LLC
Mr. Vance LLC
Audrey Tug LLC
Jeannie Brewer LLC
KM Treating GP LLC
Endeavor Gathering LLC (40%)
Kinder Morgan Endeavor LLC
Cypress Interstate Pipeline LLC formerly Kinder Morgan Cypress Pipeline LLC
Kinder Morgan Treating LP
Kinder Morgan Eagle Ford LLC
Kinder Morgan Commercial Services LLC
Kinder Morgan Dallas Fort Worth Rail Terminal LLC
Kinder Morgan Baltimore Transload Terminal LLC
Kinder Morgan Linden Transload Terminal LLC
KM North Cahokia Land LLC
KM North Cahokia Terminal Project LLC
KM North Cahokia Special Project LLC
KM Kaskaskia Dock LLC
North Cahokia Real Estate, LLC (17.46%)
North Cahokia Terminal, LLC (50%)
North Cahokia Industrial, LLC (50%)
Kellogg Terminal, LLC (50%)
KM Gathering LLC
KinderHawk Field Services LLC (50%)
Dietze Products LLC (20%)
Eagle Ford Gathering LLC (50%)
Kinder Morgan KMAP LLC
Kinder Morgan Rail Services LLC
Kinder Morgan Cushing LLC
Eagle Ford Crossover LLC (50%)